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                                                                       EXHIBIT 7

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                          FORM OF AFFILIATE AGREEMENT
                                                                    June 6, 1996

Pure Software Inc.
1309 South Mary Avenue
Sunnyvale, California  94807

Ladies and Gentlemen:

  Pursuant to the terms of the Agreement and Plan of Reorganization dated as of June 6, 1996 (the "Agreement"), among Pure Software Inc., a Delaware corporation ("Pure"), CST Acquisition Corporation, a Massachusetts corporation and a wholly-owned subsidiary of Pure ("Merger Sub"), and Atria Software, Inc., a Massachusetts corporation ("Atria"), Pure will enter into a business combination with Atria through the merger of Merger Sub with and into Atria (the "Merger"), with Atria continuing as the surviving corporation and as a wholly-owned subsidiary of Pure. Subject to the terms and conditions of the Agreement, at the Effective Time (as defined in the Agreement), all of the issued and outstanding shares of the common stock, $.01 par value per share, of Atria (the "Atria Common Stock") will be converted into the right to receive shares of the common stock, $.0001 par value per share, of Pure (the "Pure Common Stock"), on the basis described in the Agreement.

  The undersigned has been advised that as of the date hereof the undersigned may be deemed to be an "affiliate" of Atria, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, and Staff Accounting Bulletins 65 and 76 of the Commission.

  The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Pure, stockholders of Pure, Atria, other stockholders of Atria and their respective counsel and accountants.

  The undersigned represents and warrants to and agrees with Pure that:

  1. The undersigned has full power to execute and deliver this Affiliate Agreement and to make the representations and warranties herein and to perform its obligations hereunder.

  2. The undersigned has carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon its ability to sell, transfer or otherwise dispose of Atria Common Stock and Pure Common Stock to the extent the undersigned felt necessary, with its counsel or counsel for Atria.
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  3.   The undersigned shall not make any sale, transfer or other disposition of
Pure Common Stock in violation of the Act or the Rules and Regulations.

  4. The undersigned has been advised that the issuance of shares of Pure Common Stock to the undersigned in connection with the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since the undersigned may be deemed to have been an affiliate of Atria and the distribution by the undersigned of any Pure Common Stock has not been registered, and is not exempt, under the Act, the undersigned may not sell, transfer or otherwise dispose of Pure Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Pure, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

  5. Pure is under no obligation to register the sale, transfer or other disposition of Pure Common Stock by the undersigned or on its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

  6. Stop transfer instructions will be given to Pure's transfer agent with respect to the Pure Common Stock and that there will be placed on the certificates for the Pure Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED JUNE 6, 1996 BETWEEN THE REGISTERED HOLDER HEREOF AND PURE SOFTWARE INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF PURE."

  7. Unless the transfer by the undersigned of its Pure Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Pure reserves the right to put the following legend on the certificates issued any transferee of the undersigned:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN


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      CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE
      SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

  8. The legends set forth in paragraphs 6 and 7 above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Pure a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Pure, to the effect that such legend is not required for purposes of the Act.

  9. The undersigned is the beneficial owner of (i.e. has sole or shared voting or investment power with respect to) all the shares of Atria Common Stock and options to purchase Atria Common Stock indicated on the last page hereof (the "Atria Securities"). Except for Atria Securities, the undersigned does not beneficially own any shares of Atria Common Stock or any other equity securities of Atria or any options, warrants or other rights to acquire any equity securities of Atria.

  10. The undersigned agrees that during the period commencing on the date hereof and ending at such time as financial results covering at least 30 days of combined operations of Atria and Pure have been published by Pure, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations, it will not engage, in any sale, exchange, transfer, pledge, disposition of or grant of any option, the establishment of any "short" or put-equivalent position with respect to, or the entry into any similar transaction intended to reduce the risk of the undersigned's risk of ownership of or investment in, any of the following:

       (a) any shares of Pure Common Stock which the undersigned may acquire in connection with the Merger, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities;

       (b)  any Atria Securities; or

       (c) any shares of Atria Common Stock or other Atria equity securities which the undersigned purchases or otherwise acquires after the execution of this Affiliate Agreement, so as to interfere with Pure accounting for the Merger as a pooling of interests.


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  11.  Pure agrees to publish, as promptly as practicable following the Merger, financial results covering at least 30 days of combined operations of Atria and Pure in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement that includes the combined results of operations of Pure and Atria; provided, however, that Pure
                                                  --------  -------
shall be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Pure.

  12. This Agreement may not be amended or waived other than by a writing signed by both the undersigned and Pure.

  13. In the event they were to become available, the undersigned will not exercise dissenters' rights in connection with the Merger.

  14. The undersigned has no plan or intention to engage in a direct or indirect sale, exchange, redemption, disposition or conveyance or any transaction that would have the effect of reducing in any way the undersigned's risk of ownership including, but not limited to, distributions by a partnership to its partners and by a corporation to its stockholders, of the shares of Pure Common Stock to be received by the undersigned in the Merger. The undersigned acknowledges that he is giving this representation and covenant to enable Testa, Hurwitz & Thibeault, LLP and Wilson, Sonsini, Goodrich & Rosati to opine that the Merger constitutes a reorganization within the meaning of Section 368 of the Code and further recognizes that significant adverse tax consequences might result if such representation is not true. The undersigned understands and agrees that, in connection with the Merger, the undersigned will be required to restate the foregoing representation on or about the Effective Time of the Merger.

                 [Remainder of Page Intentionally left blank.]


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                     Number of shares of Atria Common Stock
                     beneficially owned by the undersigned:

                                ________________

                     Number of shares of Atria Common Stock
                               subject to options
                     beneficially owned by the undersigned:

                                ________________



                                       Very truly yours,


                                       (print name of stockholder above)

                                       By:   ____________________________
                                             Name:
                                             Title:
                                             (if applicable)



Accepted this 6th day of
June, 1996, by

Pure Software Inc.

By: ______________________________
    Name:
    Title: